UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2018

Stem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20283 State Road 7, Boca Raton, FL	33498
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On March 6, 2018, the Company’s Board of Directors appointed Jessica Michelle Feingold as General Counsel and a director of the Company, effective immediately, to serve until the next election of directors or appointment of their successors.

Set forth below is certain biographical information concerning Ms. Feingold:

Jessica Michelle Feingold (35)

Jessica Michelle Feingold is General Counsel and a member of the Company’s Board of Directors, having been appointed to these positions in March 2018. She is an attorney at Law qualified to practice in the States of Florida, Texas and Colorado and the District of Columbia.

Ms. Feingold has been Of Counsel to McAllister Garfield, P.C. in Denver, CO since May 2015 and served as General Counsel of Medically Correct, LLC d/b/a Incredibles from December 2016 to February 2018. She was the Owner and a Consultant with E & F Epstein Feingold Consulting Group, LLC operating in Arizona and Florida from June 2014 through April 2015. She served as Associate General Counsel of the Florida State Trust from December 2013 through June 2014 and as an Associate Attorney with Akerman LLP in Miami, FL from April 2012 through April 2013.

She attended The George Washington University and received a Bachelor of Arts degree from the University of Miami. She later received a Juris Doctor degree from the Shephard Broad Law Center at Nova Southeastern University and a Master of Laws degree in Real Property development from the University of Miami School of Law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Holdings, Inc.

By:	/s/ Adam Berk
Name:	Adam Berk
Title:	President

Dated: April 16, 2018

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